Exhibit 3.9

CERTIFICATE OF INCORPORATION
OF
GOLD BOND LABORATORIES INC.

FIRST:          The name of the Corporation is Gold Bond Laboratories Inc. (hereinafter the “Corporation”).

SECOND:     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD:         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH:     The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $1.00 par value.

FIFTH:          The name and mailing address of the Sole Incorporator is as follows:

Name	Mailing address

Annamarie DellaFave	625 Madison Avenue New York, NY 10022

SIXTH:          The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders :

(1)          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)          The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3)          The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4)          No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except, for liability i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, iii) pursuant to Section 174 of the GCL or iv) for any transaction from which the director derived an. improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely effect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5)          In addition to the powers and authority here in before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior at of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of March, 1996.

/s/ Annamarie DellaFave
Annamarie DellaFave
Sole Incorporator

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
BEFORE PAYMENT OF ANY PART OF THE CAPITAL OF
GOLD BOND LABORATORIES INC.

It is hereby certified that:

1.          The name of the corporation is Gold Bond Laboratories Inc (hereinafter the “Corporation”).

2.          The Corporation has not received any payment for any of its capital stock.

3.          The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

FIRST: The name of the Corporation is American Crew, Inc. (hereinafter, the “Corporation”).

4.          The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

Dated as of September 6, 1995	/s/ Robert K. Kretzman
Robert K. Kretzman

/s/ Wade H. Nichols III
Wade H. Nichols III

A majority of the directors, there being no officers of the Corporation.

STATE OF DELWARE SECRETARY OF STATE DIVISION OF CORPORATION FILED 09:00 AM 09/09/1996 960261244 - 2603311

CERTIFICATE OF MERGER
OF
AMERICAN CREW, INC.
(an Illinois Corporation)
AND
AMERICAN CREW, INC.
(a Delaware Corporation)

Pursuant to Section 252 of the General
Corporation Law of the State of Delaware

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i)          American Crew, Inc., which is incorporated under that laws of the State of Illinois (“Illinois American Crew”) and (ii) American Crew, Inc., which is incorporated under the laws of the State of Delaware (the “Corporation”).

2.          An Agreement and Plan of Merger, dated as of December 22, 1997, between the constituent corporations (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware (the “DGCL”), to wit, by Illinois American Crew in accordance with the provisions of the Illinois Business Corporation Act and by the Corporation in the same manner as is provided in Section 251 of the DGCL.

3.          The name of the surviving corporation in the merger herein certified is American Crew, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the DGCL.

4.          The Certificate of Incorporation of the Corporation as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the DGCL.

5.          The executed Merger Agreement between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

1860 Blake Street, Suite 200, Denver, Colorado 80202

6.          A copy of the aforesaid Merger Agreement will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7.          The authorized capital stock of Illinois American Crew consists of 10,000 Common shares, no par value.

8.          The Merger Agreement between the aforesaid constituent corporations provides that the merger herein certified shall be effective on December 31, 1997.

Dated: December 22, 1997.

AMERICAN CREW, INC.

	By:	/s/ Robert K. Kretzman
Robert K. Kretzman
Vice President and Secretary

Dated: December 22, 1997.

AMERICAN CREW, INC.

	By:	/s/ Robert K. Kretzman
Robert K. Kretzman
Vice President and Secretary

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of American Crew, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

FIRST: The name of the Corporation is “Colomer Beauty Brands USA, Inc.” (hereinafter, the “Corporation”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18th day of December, 2009.

By:	/s/ JACK D.L. CARROTHERS
Authorized Officer
Title:	Corporate Counsel & Secretary

Name:	JACK D.L. CARROTHERS
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STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP AND MERGER

OF

MODERN ORGANIC PRODUCTS, INC.

(a Delaware corporation)
INTO AND WITH
COLOMER BEAUTY BRANDS USA, INC.
(a Delaware corporation)

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Colomer Beauty Brands USA, Inc., a corporation organized and existing under the laws of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The Corporation owns 100% of the outstanding shares of capital stock of Modern Organic Products, Inc., a Delaware corporation incorporated on April 30, 1998 (the “Subsidiary”).

SECOND: The following resolutions providing for the merger of the Subsidiary with and into the Corporation were duly adopted on July 11, 2012:

WHEREAS, the Corporation lawfully owns 100% of the outstanding stock of Modern Organic Products, Inc., a Delaware corporation (“Subsidiary”);

WHEREAS, the Board of Directors of the Corporation deem it to be advisable and in the best interests of the Corporation to merge Subsidiary with and into the Corporation in accordance with Section 253 of the Delaware General Corporation Law;

NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Corporation so that the separate existence of the Subsidiary shall cease as soon as the Merger shall become effective and the Corporation shall continue as the surviving corporation (the “Merger”);

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of any holder thereof, each then outstanding share of common stock of the Corporation shall remain unchanged and continue to remain outstanding as one share of common stock of the Corporation held by the entity that was the holder of such share of common stock of the Corporation immediately prior to the Merger;

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof;

FURTHER RESOLVED, that the certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation;

FURTHER RESOLVED, that the bylaws of the Corporation as in effect immediately prior to the effective time of the Merger shall be the bylaws of the surviving corporation;

FURTHER RESOLVED, that the officers of this corporation be and each hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare, or cause to be prepared, and to execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge Subsidiary with and into the Corporation, to file or cause to be filed the Certificate of Ownership and Merger with the Delaware Secretary of State of Delaware; and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation and in its name, to enter into, execute, deliver and cause the Corporation to perform its obligations under, any and all such other agreements, instruments or documents, and to take or cause to be taken any and all such other actions as such officer or officers may determine to be necessary, appropriate or advisable in order to carry out the intent and purpose of the foregoing resolutions.

THIRD: The Corporation shall be the surviving corporation in the Merger.

FOURTH: The Certificate of Ownership and Merger and the Merger shall become effect upon the filing of such Certificate of Ownership and Merger with the Delaware Secretary of State.

IN WITNESS WHEREOF, Colomer Beauty Brands USA, Inc. has caused this certificate to be signed by an authorized officer this 27th day of September, 2012.

COLOMER BEAUTY BRANDS USA, INC.

By:	/s/ Jack Carrothers
Authorized Officer
Name: Jack Carrothers
Title: Senior Corporate Counsel & Secretary

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Colomer Beauty Brands USA, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of incorporation of this corporation be amended by changing the Article thereof numbered “ First” so that, as amended, said Article shall be and read as follows:

FIRST: The name of the Corporation is “Beautyge Brands USA, Inc.” (hereinafter, the “Corporation.)

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD; That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of August, 2014.

By:	/s/Jack D.L. Carrothers
Authorized Officer
Title:	Secretary

Name:	Jack D.L. Carrothers
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